Exhibit 15.1
October 23, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:           Burlington Northern Santa Fe Corporation
Registration Statement on Form S-3
(No. 333-130214)

                Registration Statements on Form S-8
(No. 33-62825)
(No. 33-62827)
(No. 33-62829)
(No. 33-62831)
(No. 33-62833)
(No. 33-62835)
(No. 33-62837)
(No. 33-62839)
(No. 33-62841)
(No. 33-62943)
(No. 33-63249)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-108384)
(No. 333-118732)
(No. 333-133434)
(No. 333-135893)
(No. 333-135894)
(No. 333-135897)

Commissioners:

We are aware that our report dated October 18, 2007 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation (the “Company”) for the three and nine month periods ended September 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

FORM 10-Q
E-3